United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the registrant	☒

Filed by a party other than the registrant	☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐	Confidential, for use of the Commission

Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

Guaranty Federal Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

______________________________________

(2)	Aggregate number of securities to which transaction applies:

______________________________________

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.  (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

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GUARANTY FEDERAL BANCSHARES, INC.
1341 WEST BATTLEFIELD
SPRINGFIELD, MO 65807-4181
(417) 520-4333

_______________________________

NOTICE OF MEETING OF STOCKHOLDERS
To Be Held on May 26, 2009

Notice is hereby given that an annual meeting of the stockholders (the “Meeting”) of Guaranty Federal Bancshares, Inc. (the “Company”) will be held at the Guaranty Bank Operations Center, 1414 W. Elfindale Street, Springfield, Missouri, on May 26, 2009, at 6:00 p.m., local time.  Stockholders of record at the close of business on April 2, 2009 are the stockholders entitled to vote at the Meeting.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is being held for the purpose of considering and acting upon:

1.	The election of four directors.

2.	The advisory (non-binding) proposal on executive compensation.

3.	The ratification of BKD, LLP as Independent Registered Public Accounting Firm to the Company for the fiscal year ending December 31, 2009.

4.
Such other matters as may come properly before the Meeting or any adjournments thereof.  Except with respect to procedural matters incident to the conduct of the Meeting, the Board of Directors is not aware of any other business to come before the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2009 Annual Stockholders’ Meeting.  Pursuant to new rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and (ii) notifying you of the availability of our proxy materials on the internet. This Notice and Proxy Statement and our 2008 Annual Report may be accessed at www.gbankmo.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Don M. Gibson

Don M. Gibson
Chairman of the Board

Springfield, Missouri
April 24, 2009

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING.  THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.  IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

[Guaranty Federal Bancshares, Inc. Letterhead]

April 24, 2009

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Guaranty Federal Bancshares, Inc. (the “Company”), I cordially invite you to attend the 2009 Annual Meeting of Stockholders to be held at the Guaranty Bank Operations Center, 1414 W. Elfindale Street, Springfield, Missouri, on Tuesday, May 26, 2009 at 6:00 p.m., local time.  The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting.  Following the formal meeting, I will report on the operations of the Company.  Directors and officers of the Company, as well as representatives of BKD, LLP, our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as soon as possible.  This will not prevent you from voting in person at the meeting but will assure that your vote is counted if you are unable to attend the meeting.

Respectfully,

/s/  Shaun A. Burke

Shaun A. Burke
President and CEO

2

GUARANTY FEDERAL BANCSHARES, INC.
1341 WEST BATTLEFIELD
SPRINGFIELD, MISSOURI 65807-4181

___________________

PROXY STATEMENT
___________________

This proxy statement has been prepared in connection with the solicitation of proxies by the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”) for use at the annual meeting of stockholders to be held on May 26, 2009 (the “Annual Meeting”), and at any adjournment(s) thereof.  The Annual Meeting will be held at 6:00 p.m., local time, at the Guaranty Bank Operations Center, 1414 W. Elfindale Street, Springfield, Missouri.  It is anticipated that this proxy statement will be mailed to stockholders on or about April 24, 2009.

RECORD DATE--VOTING--VOTE REQUIRED FOR APPROVAL

All persons who were holders of record of the common stock, par value $0.10 per share (“Common Stock”) of the Company at the close of business on April 2, 2009 (“Record Date”) will be entitled to cast votes at the Annual Meeting.  Voting may be by proxy or in person.  As of the Record Date, the Company had 2,619,040 shares of Common Stock issued and outstanding.

Holders of a majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of transacting business at the Annual Meeting.

Stockholders are urged to indicate their vote in the appropriate spaces on the proxy card.  Each proxy solicited hereby, if properly executed, duly returned to the Board of Directors of the Company and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated thereon.  Where no instructions are indicated, proxies will be voted by those named in the proxies FOR the approval of the specific proposals presented in this proxy statement and on the proxy card and in their discretion upon any other business that may properly come before the Annual Meeting or any adjournment thereof.  Each stockholder shall have one vote for each share of stock owned.

A stockholder giving a proxy has the power to revoke the proxy at any time before it is exercised by filing with the Secretary of the Company written instructions revoking it.  A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy.  The proxy executed by a stockholder who attends the Annual Meeting will be revoked only if that stockholder files the proper written instrument with the Secretary prior to the end of the voting at the Annual Meeting.

To the extent necessary to assure sufficient representation at the Annual Meeting, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone, by internet or by further correspondence.  Officers, directors and regular employees of the Company will not be compensated for their solicitation efforts.  The cost of soliciting proxies from stockholders will be borne by the Company.  The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

Regardless of the number of shares of the Company’s Common Stock owned, it is important that stockholders be represented by proxy or be present in person at the Annual Meeting.  In order for any proposals considered at the Annual Meeting to be approved by the Company’s stockholders, a quorum must be present.  Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope.

Proxies marked as abstentions will be treated as shares present for purposes of determining whether a quorum is present.  Proxies marked as abstentions will not be counted as votes cast. Brokers are entitled to vote the shares they hold for their customers in “street name” on routine matters when the customers (i.e. the “beneficial owners”) do not instruct the brokers how to vote the customer’s shares.  All of the matters on which the Company’s stockholders are entitled to vote at the Annual Meeting are deemed to be routine matters so brokers will be entitled to vote shares of Common Stock they hold in street name in the absence of instructions on how to vote by the beneficial owners.  Directors are elected by a plurality of votes of the shares present in person or by proxy at the Annual Meeting.  The proposal to approve executive compensation and the proposal to ratify the selection of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on such matter.  Accordingly, abstentions will have no effect on the election of directors, the proposal to approve executive compensation or the proposal to ratify the Company’s independent registered public accounting firm.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Certificate of Incorporation of the Company restricts the voting by persons who beneficially own in excess of 10% of the outstanding shares of Common Stock.  This restriction does not apply to employee benefit plans of the Company.  The following table sets forth, as of the Record Date, persons or groups who are known by the Company to beneficially own more than 5% of the Common Stock.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Guaranty Bank, Trustee of the Employee Stock Ownership Plan (“ESOP”) 1341 West Battlefield Springfield, MO 65807-4181	270,086(1)	10.31%

(1)
Reflects shared investment and voting power with respect to all shares listed.  The ESOP purchased these shares for the exclusive benefit of plan participants with funds borrowed from the Company.  These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid.  The ESOP Committee, consisting of certain non-employee directors of the Company’s Board of Directors, instructs the ESOP Trustee regarding investment of ESOP plan assets.  The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants.  Unallocated shares and allocated shares for which no timely voting direction is received are voted by the ESOP Trustee as directed by the ESOP Committee.

The following table sets forth certain information as of the Record Date, with respect to the shares of the Company’s Common Stock beneficially owned by each of the directors, nominees and Named Executive Officers (see section titled “Summary Compensation Table”) of the Company, and the total shares beneficially owned by directors and executive officers as a group.  The Company’s policy is for each director to own a minimum of 2,500 shares, exclusive of stock grants and non-exercised stock options.  Directors with less than 5 years experience on the Board shall own a minimum of 500 shares for each full year of service on the Board, up to the 2,500 shares.  Less than 1% stock ownership is shown below with an asterisk (*).

Name of Beneficial Owner	Total Shares Beneficially Owned(1)		Percent of Total Outstanding Common Shares
Jack L. Barham	39,772	(2)(3)	1.5%
Don M. Gibson	61,700	(2)(4)	2.3%
Shaun A. Burke	55,517	(2)(5)	2.0%
Kurt D. Hellweg	35,972	(2)(6)	1.3%
Gregory V. Ostergren	61,341	(2)(7)	2.2%
Tim Rosenbury	28,804	(2)(8)	1.1%
James L. Sivils, III	33,145	(2)(9)	1.2%
James R. Batten	11,500	(2)(10)	*
John Griesemer	6,000	(2)	*
Carter M. Peters	10,568	(11)	*
H. Michael Mattson	9,502	(12)	*
Total owned by all directors and executive officers as a group (eleven persons)	353,821	(13)	12.9%

(1)
Amounts may include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or investment powers.  Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person.  The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.

(2)
Excludes 264,124 shares of Common Stock held under the ESOP for which the individual serves as a member of the ESOP Committee or Trustee.  Each individual disclaims beneficial ownership with respect to these shares held in a fiduciary capacity.

(3)	Includes 500 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(4)	Includes 2,500 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(5)	Includes 35,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(6)	Includes 500 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(7)	Includes 15,204 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(8)	Includes 18,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(9)	Includes 25,500 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(10)	Includes 10,500 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(11)	Includes 7,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(12)	Includes 5,000 shares of Common Stock that the individual has the right to acquire through the exercise of options within 60 days of the Record Date.
(13)	Includes 119,704 shares of Common Stock that the group has the right to acquire within 60 days of the Record Date through the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish the Company with copies of all such ownership reports.  Based solely on the Company’s review of the copies of the ownership reports furnished to the Company, and written representations relative to the filing of certain forms, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors, and persons who own more than ten percent of the Common Stock, were complied with during the 2008 fiscal year.

FIRST PROPOSAL:  ELECTION OF DIRECTORS

The number of directors constituting the Board of Directors of the Company (the “Board”) is currently nine.  The Board is divided into three classes of three directors.  The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders has served for a three-year term.  The terms of three of the present directors (Batten, Burke and Hellweg) are expiring at the Annual Meeting.

The Board of Directors appointed John F. Griesemer to fill the vacancy created by the retirement of Wayne V. Barnes who elected of his own accord not to seek election as a director at the Annual Meeting 2008.  On May 29, 2008, the Nominating Committee recommended to the Board of Directors that Mr. Griesemer be approved as a Director for a one year term expiring at the 2009 annual meeting of the Stockholders, and further that in 2009, Mr. Griesemer be selected as a nominee for election as a Director of the Company for a two-year term.  Therefore one additional director has been nominated for a two-year term by the Board of Directors of the Company, upon the recommendation of the Nominating Committee.

Messrs. Batten, Burke and Hellweg have been nominated, upon the recommendation of the Nominating Committee of the Board, by the Board and, upon election at the Annual Meeting, will hold office for a three-year term expiring in 2012 or until their successors are elected and qualified.  Mr. Griesemer has been nominated, upon the recommendation of the Nominating Committee of the Board, by the Board and, upon election at the Annual Meeting, will hold office for a two-year term expiring in 2011 or until his successor is elected and qualified.  Each nominee has indicated that he is willing and able to serve as a director if elected and has consented to being named as a nominee in this proxy statement.

Unless otherwise specified on the proxies received by the Company, it is intended that proxies received in response to this solicitation will be voted in favor of the election of each person named in the following table to be a director of the Company for the term as indicated, or until his successor is elected and qualified.  There are no arrangements or understandings between the nominees or directors and any other person pursuant to which any such person was or is selected as a director or nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE FOR THE FOLLOWING NOMINEES.

Nominees for Three-Year Terms Expiring 2012

Name	Age (1)	Director Since	Current Term Expires
James R. Batten	46	2006	2009
Shaun A. Burke	45	2004	2009
Kurt D. Hellweg	51	2000	2009

Nominee for Two-Year Term Expiring 2011

Name	Age (1)	Director Since	Current Term Expires
John F. Griesemer	41	2008	2009

In addition to the four nominees proposed to serve on the Board as described above, the following individuals are also directors of the Company, each serving for the current term indicated.

Directors Who Are Not Nominees
Who Will Continue in Office After the Annual Meeting

Name	Age (1)	Director Since	Current Term Expires
Jack L. Barham	75	1983	2010
Don M. Gibson	65	2002	2010
Tim Rosenbury	52	2002	2010
Gregory V. Ostergren	53	1999	2011
James L. Sivils, III	44	2002	2011

(1)	As of the Record Date

Biographical Information

Set forth below are brief summaries of the background and business experience, including principal occupation, of each nominee and director currently serving on the Board of Directors of the Company.

James R. Batten, CPA, is the Executive Vice President of Convoy of Hope.  Mr. Batten served as Chief Operations Officer and Executive Vice President of AG Financial Solutions from September 2007 through March 2009.  Mr. Batten served as the Executive Vice President of Finance, Chief Financial Officer and Treasurer of O’Reilly Automotive, Inc. from January 1993 through March 2007.  Prior to joining O’Reilly, Mr. Batten was employed by the accounting firms of Whitlock, Selim & Keehn, from 1986 to 1993 and Deloitte, Haskins & Sells from 1984 until 1986.  Mr. Batten is a member of the board of Foundation Capital Resources and Treasurer of Hope Community Church.  Mr. Batten is a former member of the NASDAQ Issuer Affairs Committee.  He has also served on a number of other professional and civic boards including the Springfield Area Chamber of Commerce, Big Brothers Big Sisters of the Ozarks and New Covenant Academy.

Shaun A. Burke was appointed President and Chief Executive Officer of the Company on March 1, 2005.  Mr. Burke has been President and Chief Executive Officer of Guaranty Bank, the Company’s wholly owned subsidiary (the “Bank”), since March 9, 2004.  In May 1997, Mr. Burke joined, and assisted with the formation of Signature Bank in Springfield, Missouri.  During his tenure at Signature Bank, he held the positions of Executive Vice President and Senior Credit Officer and was a member of the bank’s board of directors.  From 1983 to 1997, Mr. Burke was with Bank of America and its predecessors in Springfield, Missouri, with his last position being Vice President of Commercial Lending.  Mr. Burke is active in many civic organizations and is a past member of the United Way Allocations and Agency Relations Executive Committee, Salvation Army Board of Directors and Big Brothers Big Sisters of the Ozarks Board of Directors.

Kurt D. Hellweg is President and Chief Executive Officer of International Dehydrated Foods, Inc. (“IDF”) and American Dehydrated Foods, Inc. (“ADF”).  IDF and ADF are privately held companies that manufacture and market ingredients for both the food and feed industries.  Mr. Hellweg has previously served as Vice President of Sales, Senior Vice President of Operations, and President/COO of ADF.  Prior to joining ADF, Mr. Hellweg was an officer in the U.S. Navy from 1980 to 1987.  During that time, he served tours as a helicopter pilot in the Atlantic Fleet and as an instructor pilot.  Mr. Hellweg holds a BS degree in Engineering from the University of Nebraska.  He is a past Member of the Board of the Springfield Area Chamber of Commerce, the Springfield Area Arts Council, and the Springfield Symphony.

John F. Griesemer is Vice President, Chief Operations Officer and member of the Board of Directors of Springfield Underground, Inc.  Springfield Underground, Inc is a privately held construction materials supplier and real estate developer in the Springfield Missouri area.  Mr. Griesemer previously served as Area Manager and General Manager of Springfield Underground, Inc related companies and as a management trainee with Vulcan Materials Company in Northern Virginia.  Mr. Griesemer holds a BS degree in Industrial Management and Engineering from Purdue University.  He is a member of the Board of Directors of St. John’s Regional Health Center and Missouri Limestone Producers Association.  He is a past Member of the Board of Catholic Campus Ministries, Junior Achievement of the Ozarks and Ozark Technical Community College Foundation.

Jack L. Barham worked at Guaranty Federal Savings Bank, the predecessor savings bank to the Bank, for 24 years and retired in 1995.  He served in various positions of responsibility and was a Realtor and appraiser.  In 1983, he was elected to the Company’s Board of Directors.   In 1990, he was elected Vice President and Chairman of the Board, and has continued to serve as Chairman of the Board until he relinquished such position in March 2005.  The Board approved Mr. Barham as Vice Chairman of the Company in March 2005.  He served in the US Navy, is a deacon at Ridgecrest Baptist Church and has been a member of various civic organizations.

Don M. Gibson was elected as President and Chief Executive Officer of the Company in January 2002 and served in such capacities until his retirement at the end of February 2005.  Mr. Gibson also served as President and Chief Executive Officer of the Bank from January 2002 until the appointment of Shaun A. Burke on March 9, 2004 to serve in such capacity.  Mr. Gibson has served as Chairman of the Board for the Company and the Bank since March 2005.  Prior to joining the Company, Mr. Gibson was a retired banking executive.  From March 2000 to July 2000 Mr. Gibson was President of Sinclair National Bank, Gravette, Arkansas.  Prior to that, Mr. Gibson was at Great Southern Bank, a subsidiary of Great Southern Bancorp, Inc., Springfield, Missouri, holding various positions since September 1975 with his last being Vice Chairman.

Tim Rosenbury, AIA, is Executive Vice President and Chairman of Butler, Rosenbury & Partners, Inc., a 50-person architecture, engineering, interior design and planning firm in Springfield, Missouri, and he has held these positions since 1997.  Mr. Rosenbury joined the firm in 1984 after practicing in Memphis, Tennessee.  He graduated with a B.Arch. from Mississippi State University in 1980, which in 1999 awarded him the designation of Alumni Fellow.  He is Corporate Secretary of Ozark Mailing Service, Inc., a privately held company, and is a member of a number of professional and civic organizations, many of which he has held leadership positions.

Gregory V. Ostergren is the Chairman, President and Chief Executive Officer of American National Property and Casualty Insurance Companies (“ANPAC”), Springfield, Missouri, and Chairman of the Farm Family Insurance Group, Albany, New York (“Farm Family”).  Mr. Ostergren joined ANPAC in October of 1990 as President and CEO.  In 2000, he took on the additional role as Chairman of ANPAC and in 2001, following the acquisition of Farm Family, which he led, Mr. Ostergren was voted Chairman of Farm Family.  He is Chairman of the Insurance Institute for Highway Safety, Washington, DC.  After graduating from the University of Minnesota in 1977, Mr. Ostergren held various positions at Allstate Insurance Company in Chicago, Illinois, and Mutual Service Insurance Company in St. Paul, Minnesota.  He is a member of the American Academy of Actuaries, an Associate of the Casualty Actuarial Society and a member of the academic business honor society Beta Gamma Sigma.  He presently serves on the Board of Executive Advisors for the College of Business Administration at Missouri State University.  He is past Chairman of the College of Natural and Applied Sciences Advisory Board for Missouri State University.  He has also served as a Member of the Board of the Springfield Public School Foundation, as a Member of the Board and Treasurer of the United Way of the Ozarks, and has served on a number of other professional and civic boards of directors.

James L. Sivils, III, JD, is a partner in Morelock-Ross Companies, a group of several privately held companies involved in both commercial and residential construction and in real estate development and management in Springfield, Missouri.  Mr. Sivils has been with Morelock-Ross since 1997.  Prior to joining Morelock-Ross, Mr. Sivils worked as an attorney from 1990 to 1993 and as a real estate broker and developer from 1993 to 1997.  Mr. Sivils holds a JD degree from the University of Missouri – Kansas City Law School and a B.A. degree from the University of Missouri - Columbia.  Mr. Sivils is a past Member of the Board of the Springfield Apartment Housing Association and the Lakes Country Rehabilitation Center and a current Member and past Chapter Chair of the Ozarks Chapter of the Young Presidents Organization.

Director Independence

The Board of Directors of the Company has determined that all of the directors, except for Director Burke who is an executive officer of the Company, are “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market (“Nasdaq”).  These directors constitute a majority of the Board.

Meetings and Committees of the Board of Directors

The business of the Company is conducted at regular and special meetings of the full Board of Directors of the Company (the “Board”) and its standing committees.  The standing committees consist of the Executive, Audit, Compensation, Investment, Nominating, ESOP (Employee Stock Ownership Plan), and Option Committees.  During the twelve months ended December 31, 2008, the Board held twelve regular meetings and two special meetings.  Each director attended at least 75% of those meetings and the meetings held by all committees of the Board on which he served.

Although the Company does not have a formal policy regarding director attendance at the Company’s annual stockholders meeting, all directors are expected to attend these annual meetings absent extenuating circumstances.  All current directors, except Don M. Gibson, attended the Company’s annual meeting of stockholders held on May 28, 2008.

Stockholder Communications with Directors

Stockholders and other interested persons who wish to communicate with the board of directors of the Company, or any individual director, should send their written correspondence by mail to: Don M. Gibson, Chairman of the Board, Guaranty Federal Bancshares, Inc., 1341 West Battlefield, Springfield, Missouri 65807.

Audit Committee

The Audit Committee of the Board is composed of independent, non-employee directors of the Company and currently consists of four directors: Messrs. Batten, Hellweg, Rosenbury, and Sivils.  This standing committee, among other things, (i) regularly meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues, (ii) meets at least annually in executive session with the Company’s independent auditors to review the results of the annual audit and other related matters, and (iii) meets quarterly with management and the independent auditors to review the Company’s financial statements and significant findings based on the independent auditor’s review.  The Audit Committee is responsible for hiring, retaining, compensating and terminating the Company’s independent auditors.  The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.  For a further description of the Audit Committee’s purposes and responsibilities, refer to the copy of the Audit Committee Charter dated February 27, 2009, included as Appendix A to this proxy statement.

During the twelve months ended December 31, 2008, the Audit Committee met eight times (See “Report of the Audit Committee”).

Nominating Committee

The Nominating Committee of the Board is composed of three or more directors as appointed by the Board, each of whom are required to be an “independent director” as defined under the NASDAQ  listing standards.  Currently, the Nominating Committee consists of four directors, Messrs. Rosenbury, Sivils, Barham, and Barnes, each of whom is an “independent director.”  During the twelve months ended December 31, 2008, the Nominating Committee met six times.  The Nominating Committee operates under a formal written charter adopted by the Board.  A copy of the Nominating Committee’s charter was included as Appendix B to the proxy statement prepared in connection with the annual meeting of stockholders held on May 28, 2008 (the “2008 Proxy Statement”).

The Nominating Committee is responsible for identifying individuals qualified to serve as members of the Board and recommending to the Board the director nominees for election and appointment to the Board, as well as director nominees for each of the committees of the Board.  In accordance with its charter, the Nominating Committee recommends candidates (including incumbent nominees) based on the following criteria:  business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.  The Committee monitors the mix of skills and experience of its directors and committee members in order to assess whether the Board has the appropriate tools to perform its oversight function effectively.

With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it and assesses their continued ability and willingness to serve as a director.  The Nominating Committee will also assess such person’s contribution in light of the mix of skills and experience the Nominating Committee has deemed appropriate for the Board as a whole.  With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing members of the Board.  The Nominating Committee will then review selected candidates and make its recommendation to the Board.  See the copy of the Nominating Committee Charter in Appendix B to the 2008 Proxy Statement for a further description of the nomination process utilized by the Nominating Committee.

Nominations by a stockholder will be considered by the Nominating Committee if such nomination is written and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company between 30 and 60 days prior to the meeting at which such nominee may be considered.  However, if less than 31 days’ notice of the meeting is given by the Company to stockholders, written notice of the stockholder nomination must be given to the Secretary of the Company as provided above no later than the tenth day after notice of the meeting was mailed to stockholders.  A nomination must set forth, with respect to the nominee, (i) name, age, and addresses, (ii) principal occupation or employment, (iii) Common Stock beneficially owned, and (iv) other information that would be required in a proxy statement.  The stockholder giving notice must list his or her name and address, as they appear on the Company’s books, and the amount of Common Stock beneficially owned by him or her.  In addition, the stockholder making such nomination must promptly provide to the Company any other information reasonably requested by the Company.  Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations.

Compensation Committee

The Board of Directors of the Company and the Board of Directors of the Bank are comprised of the same persons.  The Compensation Committee of the Bank’s Board of Directors, which consists solely of non-employee directors of the Bank, is comprised of Messrs. Ostergren, Hellweg, Barham, Batten, and Griesemer.  As indicated above, each of these committee members is an “independent director” as defined under the NASDAQ listing standards.  The Company has no full time employees and relies on employees of the Bank for the limited services received by the Company.  All compensation paid to executive officers of the Company is paid by the Bank.

The Compensation Committee, together with the full Board, is responsible for designing the compensation and benefit plans for all employees, executive officers and directors of the Company and the Bank, including the Chief Executive Officer, based on its review of performance measures, industry salary surveys and the recommendations of management concerning compensation (See “Report on Executive Compensation”).  The Compensation Committee, without the participation of the full Board, is responsible for determining the compensation of the Chief Executive Officer and the other Named Executive Officers (“NEO’s”) of the Company, and all such compensation decisions were made solely by the Compensation Committee.  Independent consultants may be engaged directly by the Compensation Committee to evaluate the Company’s executive compensation.  The Compensation Committee, together with the full Board, determines the compensation of all other officers.

During the twelve months ended December 31, 2008, the Compensation Committee met six times.  The Compensation Committee has not adopted a formal, written charter.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee Interlocks and Insider Participation

Since August 2002, the Compensation Committee of the Board has consisted of non-employee directors of the Bank.  During the fiscal year ended December 31, 2008, Mr. Jack L. Barham served on the Compensation Committee, and for many years until his retirement in 1995, he had been an officer of the Bank.  Mr. Barham is the only member of the Compensation Committee during 2008 who was formerly an officer of the Company or the Bank.  Prior to March 2005, Mr. Don M. Gibson served as the President and Chief Executive Officer of the Company and the Bank, but during 2008 he was not a member of the Compensation Committee.  In addition, Mr. Shaun Burke, the current President and Chief Executive Officer of the Company and the Bank, did not serve as a member of the Compensation Committee during 2008. No executive officer of the Company served on the compensation committee or board of directors of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Compensation Philosophy and Objectives

The Compensation Committee, together with the full Board, has designed the compensation and benefit plans for all employees, executive officers and directors in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board and to manage the Company and the Bank to meet the Company’s mission, goals and objectives.

To determine the compensation of executive officers and directors, the Compensation Committee reviews industry compensation statistics based on our asset size, makes cost of living adjustments, and establishes salary ranges for each executive officer, and fees for the Board.  The Compensation Committee then reviews (i) the financial performance of the Bank over the most recently completed fiscal year (including ROA, ROE, G & A expense, CAMELS rating, quality of assets, risk exposure and compliance rating) compared to results at comparable companies within the industry, and (ii) the responsibilities and performance of each executive officer and the salary compensation levels of each executive officer compared to like positions at comparable companies within the industry.  The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

The Compensation Committee offers long-term incentives for executive officers and other management personnel in the form of stock option awards.  We believe that our stock option award programs are an important component of compensation to attract and retain talented executives, provide an incentive for long-term corporate performance, and to align the long-term interests of executives and shareholders.

All executive officers may participate on an equal, non-discriminatory basis in the Bank’s medical insurance plan, long-term disability plan and group life insurance plan.  The Bank also provides all executive officers with the opportunity to participate in the Employee Stock Ownership Plan (“ESOP”), and a contributory 401 (k) tax-deferred savings plan.  The Compensation Committee of the Bank recommends all compensation and benefit plans to the full Board for approval annually.

Executive Compensation Philosophy and Objectives

The Compensation Committee is guided by the following four key principles in determining the compensation of the Company’s executive officers:

•	Competition. The Committee believes that compensation should reflect the competitive marketplace, so the Company can attract, retain and motivate talented personnel.
•
Accountability for Business Performance.  Compensation should be tied in part to Company’s financial performance, so that executives are held accountable through their compensation for the performance of the Company.

•	Accountability for Individual Performance. Compensation should be tied in part to the individual’s performance to reflect individual contributions to the Company’s performance.
•
Alignment with Stockholder Interests.  Compensation should be tied in part to the Company’s stock performance through long-term incentives such as stock options and the ESOP, to align executive’s interests with those of the Company’s stockholders.

Report of Executive Compensation

The compensation of the Chief Executive Officer (the “CEO”) and other Named Executive Officers (or “NEOs”) is solely determined by the Compensation Committee.  The CEO is not a member of the Compensation Committee and does not attend any Compensation Committee meetings unless specifically requested to do so by the Chairman of the Compensation Committee.  The CEO may act as a key discussion partner with the Compensation Committee members to provide information regarding business context, the market environment and our strategic direction.  The CEO also provides recommendations to the Compensation Committee on individual performance evaluations and compensation for the NEOs, other than himself. The compensation packages reflect a range based on like-sized, like-position comparables within the industry and the geographical region, augmented by the performance of the individual executive officer and the Company.  Option grants under the stock option plans described below provide long-term incentive to stay with the Company, but should not replace, or override, maintenance of the compensation range established from the comparables.

The Compensation Committee has reviewed all components of the CEO’s and the other NEO’s compensation, including salary, bonus, accumulated and realized and unrealized stock options and compensation under the Company’s ESOP.  Based on this review, the Committee finds the CEO’s and other NEO’s total compensation in the aggregate to be reasonable and not excessive.  It should be noted that when the Compensation Committee considers any component of the CEO’s and NEO’s total compensation, the aggregate amounts and mix of all the components, including accumulated and realized and unrealized stock options and compensation under the Company’s ESOP, are taken into consideration in the Committee’s decisions.

In 2008, Mr. Shaun Burke, the Company’s President and Chief Executive Officer earned an annual base salary of $300,600 pursuant to the terms of his employment agreement.  See the section titled “Employment Agreements” of this Proxy Statement for more detail of the employment agreement with Mr. Burke.  During fiscal year 2007, Mr. Burke’s annual base salary was $275,000 pursuant to the terms of his employment agreement.

Participation in the U.S. Treasury’s Capital Purchase Program

The Emergency Economic Stabilization Act of 2008 (“EESA”) was enacted on October 3, 2008 to create the Troubled Asset Relief Program ("TARP"), which provides authority for the United States Department of the Treasury (the "Treasury") to purchase and insure certain types of troubled assets, and for other purposes.

One component of TARP is a generally available capital access program known as the Capital Purchase Program (“CPP”) under which a financial institution may issue preferred shares and warrants to purchase shares of its common stock to the Treasury, subject to certain conditions.   The Company participated in the CPP through which the Treasury invested $17.0 million in our preferred stock and warrants on January 30, 2009. Under the CPP, all TARP fund recipients, including the Company:

(1)
are prohibited from making golden parachute (severance) payments (payments triggered by involuntary termination of employment that exceed three times the executive officer’s average pay over the past five years) to our Senior Executive Officers (the executive officers listed in the Summary Compensation Table on page 14 referred to herein as the Senior Executive Officers);

(2)
had to subject the payment of bonus and incentive compensation paid to the Senior Executive Officers based on financial statements or financial performance to repayment (often referred to as “clawback”) if such financial statements or performance figures later prove to be materially inaccurate;

(3)
have reviewed and must annually review our bonus and incentive compensation programs to determine if they encourage our Senior Executive Officers to take unnecessary and excessive risks that threaten the value of the Company; and

(4)	agree to limit the tax deduction we take for compensation earned annually by each of the Senior Executive Officers to $500,000.

The Company’s participation in the CPP was a catalyst for several actions:

•	Executive officers entered into agreements and executed waivers consenting to the restrictions and limitations required by the CPP rules as described above; and

•
The Compensation Committee conducted a review of our incentive programs from a risk perspective and concluded they do not encourage unnecessary or excessive risk (as further discussed in the section captioned "Compensation Committee Report")

On February 17, 2009, President Obama signed into law the American Recovery and Reinvestment Act of 2009 (the “ARRA”).  The ARRA amends, among other things, the CPP legislation by directing the Treasury to issue regulations implementing strict limitations on compensation paid or accrued by financial institutions participating in the CPP.   These limitations are described below.

(1)
Prohibition on Bonuses, Retention Awards and Incentive Compensation.  The ARRA includes a prohibition on paying or accruing bonus, incentive or retention compensation for our President and Chief Executive Officer, other than certain awards of long-term restricted stock or bonuses payable under existing employment agreements.

(2)
Review of Prior Bonuses, Retention Awards and Incentive Compensation.  The ARRA authorizes the Secretary of the Treasury to review bonuses, incentive and retention payments made to the Senior Executive Officers and the next 20 most highly compensated employees, to determine whether any payment is inconsistent with the intent of the compensation restrictions under the CPP or the ARRA and to require the TARP recipient and the subject employees to provide for appropriate reimbursement to the federal government.

(3)
Shareholder Say on Pay Vote.  Under ARRA, the TARP recipient must submit a “say-on-pay” proposal to a non-binding vote of shareholders at future annual meetings, whereby shareholders vote to approve the compensation of executives as disclosed pursuant to the executive compensation disclosures included in the proxy statement (such a proposal is being presented at the Annual Meeting as described in this Proxy Statement under “Second Proposal — Advisory (Non-Binding) Vote on Executive Compensation”).

(4)
Clawback of Bonuses, Retention Awards and Incentive Compensation.  ARRA provides for the repayment (clawback) of any bonus, incentive and retention payments made to the Senior Executive Officers and the next 20 most highly compensated employees if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

(5)
Prohibition on Golden Parachute Payments. The ARRA prohibits a financial institution from making any payments to a Senior Executive Officer and the next five most highly compensated employees for departure from the Company other than compensation earned for services rendered or accrued benefits.

(6)
Compensation Committee; Prohibition on “Encouraging” Earnings Manipulation.  The ARRA requires that a compensation committee be established comprised entirely of independent directors for the purpose of reviewing employee compensation plans, and requires the committee to meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the TARP recipient from such plans. In addition, the compensation committee and/or senior management are required to review compensation plans of the financial institution to determine whether they encourage manipulation of the financial institution’s earnings. Any compensation plans that encourage such manipulation are prohibited.  In February 2009, the Compensation Committee met with the Company’s senior risk officer and performed a risk review of the Company’s employee compensation plans. The Compensation Committee’s conclusions are included in its report, which appears in the section captioned "Compensation Committee Report".

(7)
Luxury Policy.  Under the ARRA, the TARP recipient's Board of Directors must establish a company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business.  The Treasury is required to establish, presumably by regulation or guidance, what types of expenditures are considered “excessive” or “luxuries.” As a result, the Company is currently uncertain which types of expenditures must be addressed in this policy. The Company’s practice has been not to pay luxury expenses and intends to adopt a luxury policy once the Treasury has provided guidance on these issues.

(8)
Compliance Certification.  The regulations promulgated under EESA require the compensation committee of a financial institution to certify that it reviewed the institution’s incentive compensation plans with the financial institution’s senior risk officers, and made reasonable efforts to ensure such arrangements do not encourage unnecessary or excessive risks that threaten the value of the financial institution. The February 4, 2009 Treasury Guidance states that chief executive officers of companies receiving any form of government assistance must provide certification that the companies have strictly complied with statutory, Treasury, and contractual executive compensation restrictions. The February 4 Treasury Guidance further requires compensation committees of those companies to provide an explanation of how their senior executive compensation arrangements do not encourage excessive and unnecessary risk-taking. The ARRA amends EESA to require a financial institution’s chief executive officer and chief financial officer to annually certify that the financial institution is in compliance with the compensation requirements of the ARRA.  Because the Treasury has not promulgated rules to implement the CEO and CFO certifications, the only certification made based on the receipt of TARP funds is the certification of the Compensation Committee required by EESA and it is in the Compensation Committee Report included herein.

In addition to the requirements outlined above, ARRA adopts and continues two requirements from EESA, which are essentially unchanged and provide for: (i) the prohibition on any TARP participant from deducting annual compensation paid to any of its top five senior executive officers in excess of $500,000; and (ii) the requirement that the Treasury implement regulations that prohibit a TARP participant from having compensation programs that encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the financial institution.  The Treasury implemented the requirement in (ii) EESA by requiring annual reviews by a financial institution’s compensation committee and certification that the financial institution’s incentive compensation arrangements do not encourage unnecessary and excessive risk. ARRA requires the compensation committee to meet at least semiannually. We cannot predict how the Treasury will implement this restriction under ARRA.

As noted above, ARRA requires both the Treasury and the SEC to issue rules to implement these new executive compensation restrictions. The Company, its Board of Directors and its Compensation Committee will consider these new limitations, prohibitions and restrictions on executive compensation and determine how they impact the Company’s executive compensatory arrangements and make modifications as necessary or advisable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission, and incorporated by reference into our Annual Report on Form 10-K.

In January 2009, the Company issued preferred shares and a warrant to purchase common shares to the Treasury pursuant to the TARP Capital Purchase Program. The Treasury has published rules that require the compensation committee of a TARP participant to meet at least annually with the financial institution’s senior risk officers to discuss and review the relationship between the financial institution’s risk management policies and practices and the institution’s compensation arrangements with senior executive officers. The purpose of the review is to ensure that the senior executive officer compensation arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the institution.  The ARRA requires such a review to be conducted by the Compensation Committee semi-annually.

In view of the current economic and financial environment, and in conformance with regulations issued by the Treasury, the Compensation Committee of the Board of Directors has reviewed the design and operation of the Company's incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, with the Company's senior risk officer and evaluated the relationship between the Company's risk management policies and practices and these arrangements. The Compensation Committee’s review was designed to assess whether any aspect of the compensation program would encourage any of the Company’s executives to take any unnecessary or inappropriate risks that could threaten the value of the Company or the Bank. In this regard, the Compensation Committee met with the Company’s senior risk officer in the first quarter of the current fiscal year to develop a better understanding of the material risks, including reputational risk, which the Company currently faces.

The Committee members identified the risks that the Company faces that could threaten its value. These risks include the following:

•	Credit risk – asset quality
•	Liquidity risk – ability to meet funding obligations
•	Interest rate risk – risk related to movement in interest rates
•	Market risk
•	Operation/transactional risk
•	Fiduciary/litigation risk
•	Compliance risk
•	Environmental risk
•	Reputation risk
•	Financial risk
•	Fraud risk

The Compensation Committee also reviewed and discussed materials on compensation risk assessment, including information on executive compensation design and administrative features that could induce excessive risk taking. They also reviewed certain waivers and compensation agreements entered into by the Company's Senior Executive Officers in connection with the CPP transaction. In this regard, the performance objectives contained in our annual incentive compensation plan have been balanced with those contained in our long-term incentive compensation plan to ensure that both are aligned and consistent with our long-term business plan, our mix of equity-based awards has been allocated to ensure an appropriate combination of incentive and retention objectives, and our stock ownership guidelines have been established to ensure that the interests of our Senior Executive Officers have been aligned with the interests of our shareholders.

The Compensation Committee certifies that it has completed the review of the Senior Executive Officers’ incentive compensation arrangements with the senior risk management officer within 90 days of the closing of the CPP transaction and it has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the financial institution.

SUBMITTED BY THE COMPENSATION COMMITTEE
Gregory V. Ostergren	Kurt D. Hellweg
Jack L. Barham	James R. Batten
John Griesemer

Summary Compensation Table

The following table sets forth information with respect to the annual and equity based compensation awarded to, paid to or earned for the periods indicated by the Chief Executive Officer (“CEO”), the Chief Financial Officer/Chief Operating Officer (“CFO/COO”) and the Chief Lending Officer (“CLO”). These executive officers are collectively referred to as the “Named Executive Officers.”  During the fiscal year ended December 31, 2008, no other person served as the CEO or CFO of the Company, and no other executive officer received annual compensation that exceeded $100,000.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards	Option Awards (3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation		Total Compensa-tion
Shaun A. Burke	2008	$300,600	$-	$-	$31,553	$-	$-	$17,120	(4)	$349,273
President/CEO	2007	$290,600	$-	$-	$27,813	$-	$-	$44,862	(4)	$363,275
	2006	$240,600	$75,000	$-	$22,334	$-	$-	$50,254	(4)	$388,188
Carter Peters	2008	$175,000	$-	$-	$9,559	$-	$-	$9,207	(5)	$193,766
EVP/CFO/COO	2007	$160,000	$10,000	$-	$7,705	$-	$-	$33,398	(5)	$211,103
	2006	$131,000	$12,500	$-	$7,705	$-	$-	$-		$151,205
H.Michael Mattson	2008	$150,200	$-	$-	$8,457	$-	$-	$12,697	(6)	$171,354
EVP/CLO	2007	$143,100	$5,000	$-	$6,606	$-	$-	$18,576	(6)	$173,282

(1)	Includes director fees for Mr. Burke of $15,600 for fiscal years 2007 and 2006. Director fees for Mr. Burke were discontinued for fiscal year 2008.
(2)
Consists of $75,000 earned by Mr. Burke in 2006 under an employment agreement (See the section captioned “Employment Agreements” for further discussion).  Bonuses were awarded to Mr. Peters and Mr. Mattson in 2007 based on the Company’s performance in 2007.  A bonus of $12,500 was paid to Mr. Peters in 2006 as an agreed upon incentive at the time of original employment.

(3)
This column represents those amounts recognized as compensation expense in the Company’s financial statements contained in the Annual Report on Form 10-K, for the periods indicated, in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS 123R”) and includes compensation cost recognized in the financial statements with respect to awards granted in previous years.  In conjunction with the provisions of SFAS 123R, the Company amortizes compensation expense for the grant date fair value of options awards evenly over the vesting period under the straight-line method.  The fair value of these awards has been determined using the Black-Scholes pricing model based on the assumptions set forth in Note 12 (Employee Benefit Plans) of the Company’s Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008.

(4)
Amount includes contributions of Company shares of Common Stock allocated under the ESOP to Mr. Burke; 1,457 shares in 2008 at a per share price of $5.31, 1,348 shares in 2007 at a per share price of $28.72 and 1,625 shares in 2006 at a per share price of $28.71.  It also includes payments of $5,220 and $2,337 in 2008 and 2007, respectively, to Mr. Burke for the Company’s 401(k) matching contribution.

(5)
Amount includes contributions of Company shares of Common Stock allocated under the ESOP to Mr. Peters; 1,056 shares in 2008 at a per share price of $5.31 and 1,013 shares in 2007 at a per share price of $28.72.  It also includes payments of $3,600 and $4,305 in 2008 and 2007, respectively, to Mr. Peters for the Company’s 401(k) matching contribution.

(6)
Amount includes contributions of Company shares of Common Stock allocated under the ESOP to Mr. Mattson; 896 shares in 2008 at a per share price of $5.31 and 456 shares in 2007 at a per share price of $28.72.  It also includes payments of $4,506 and $1,400 in 2008 and 2007, respectively, to Mr. Mattson for the Company’s 401(k) matching contribution.

Employment Agreements, Potential Payments Upon Termination or Change-in-Control

With respect to the NEOs in the Summary Compensation Table above, the Bank entered into a written employment agreement with Mr. Shaun Burke dated as of March 9, 2004.  Pursuant to this agreement, Mr. Burke served as the Bank’s President and CEO, and other duties assigned to him by the Bank’s Board of Directors (the “Bank’s Board”), for a term of three (3) years and additional one year extensions as provided in such agreement.  During the term of this agreement, Mr. Burke received a base salary which was reviewed annually, and could be increased, by the Bank’s Board at its discretion.  The agreement expired on March 9, 2009, and was not renewed, although Mr. Burke continues to serve as the President and CEO of the Company and the Bank.  There is no other employment agreement currently in place for Mr. Burke.

Effective for fiscal year 2008, Mr. Burke received a base salary of $300,600 and was eligible to earn bonus compensation in accordance with the 2008 Executive Incentive Compensation Annual Plan (the “Plan”) that was adopted by the Compensation Committee. As the Company did not meet certain of the objectives in the Plan, Mr. Burke did not earn a bonus for 2008 under this Plan.

On February 3, 2009, the Compensation Committee approved a short term bonus plan with respect to Mr. Burke, for 2009.  Pursuant to this plan, a maximum amount of $120,000 may be paid to Mr. Burke, with the actual amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The five performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) net income (30%); (ii) core deposit growth (20%); (iii) return on average equity (20%); (iv) net interest margin (20%); and (v) efficiency ratio (10%).  Certain criteria, however, must be satisfied before an award is paid under this plan.  However, pursuant to ARRA, which was not enacted until after the short term bonus plan was adopted, Mr. Burke is prohibited from receiving bonus compensation pursuant to the Plan while the Treasury holds any equity position in the Company acquired in the CPP.

On February 3, 2009, the Compensation Committee also approved a short term bonus plan with respect to  Carter Peters, the Company’s Chief Financial Officer and Chief Operating Officer, for 2009.  Pursuant to this plan, a maximum amount of $50,000 may be paid to Mr. Peters, with the actual amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The six performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) full compliance with Sarbanes-Oxley (20%); (ii) net income (20%); (iii) core deposit growth (20%); (iv) return on average equity (20%); (v) cost of funds (10%); and (vi) non-core funding dependence (10%).  Certain criteria, however, must be satisfied before an award is paid under this plan.

On February 3, 2009, the Compensation Committee also approved a short term bonus plan with respect to H. Michael Mattson, the Company’s Chief Lending Officer, for 2009.  Pursuant to this plan, a maximum amount of $50,000 may be paid to Mr. Mattson, with actual the amount of bonus being based on three possible levels of incentive awards: threshold (25%); target (50%); and maximum (100%).  For any amount to be paid under this plan, the threshold level of performance must be achieved.  The six performance measurements of the Company (and the weight given to each measurement) applicable to each award level are as follows: (i) net income (20%); (ii) core deposit growth (20%); (iii) return on average equity (15%); (iv) yield of loans (15%); (v) total CRE to total risk based capital (15%); and (vi) 30 days delinquent + non-accrual loans to gross loans (15%).  Certain criteria, however, must be satisfied before an award is paid under this plan.

No Named Executive Officer is a party to any contract, agreement, plan or arrangement providing for payment upon a termination or change-in-control of the Company or the Bank or such executive officer’s responsibilities.

Outstanding Equity Awards at Fiscal Year End 2008

The following table summarizes the equity awards the Company has made to the Named Executive Officers which are outstanding as of December 31, 2008.  None of the Named Executive Officers has any outstanding stock awards as of December 31, 2008, and the Company has therefore omitted the corresponding columns.

	OPTION AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards:Number of Securities Underlying unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
Shaun A. Burke	10,000	5,000	(1)	-	$19.62	3/9/2014
President/CEO(10)	6,000	4,000	(2)	-	$23.20	3/17/2015
	6,000	4,000	(3)	-	$28.12	12/22/2015
	2,000	8,000	(4)	-	$28.43	1/3/2017
	-	10,000	(5)	-	$28.78	1/2/2018
Carter Peters	6,000	4,000	(6)	-	$25.59	8/8/2015
EVP/CFO/COO	-	5,000	(7)	-	$28.78	1/2/2018
H. Michael Mattson	4,000	6,000	(8)	-	$28.00	6/27/2016
EVP/CLO	-	5,000	(9)	-	$28.78	1/2/2018

(1)	Unexercisable options vest as follows: 5,000 - 3/9/09
(2)	Unexercisable options vest as follows: 2,000 - 3/17/09; 2,000 - 3/17/10
(3)	Unexercisable options vest as follows: 2,000 - 12/22/09; 2,000 - 12/22/10
(4)	Unexercisable options vest as follows: 2,000 - 1/3/09; 2,000 - 1/3/10; 2,000 - 1/3/11; 2,000 - 1/3/12
(5)	Unexercisable options vest as follows: 2,000 - 1/2/09; 2,000 - 1/2/10; 2,000 - 1/2/11; 2,000 - 1/2/12; 2,000 - 1/2/13
(6)	Unexercisable options vest as follows: 2,000 - 8/8/09; 2,000 - 8/8/10
(7)	Unexercisable options vest as follows: 1,000 - 1/2/09; 1,000 - 1/2/10; 1,000 - 1/2/11; 1,000 - 1/2/12; 1,000 - 1/2/13
(8)	Unexercisable options vest as follows: 2,000 - 6/27/09; 2,000 - 6/27/10; 2,000 - 6/27/11
(9)	Unexercisable options vest as follows: 1,000 - 1/2/09; 1,000 - 1/2/10; 1,000 - 1/2/11; 1,000 - 1/2/12; 1,000 - 1/2/13
(10)
Shares of stock  purchased pursuant to options granted to Mr. Burke in 2005 (20,000 shares) are subject to a 5-year holding period upon vesting and exercise, unless the employment relationship between the Company and him is terminated.

Directors’ Compensation

Each non-employee member of the Board receives an annual fee of $15,600, payable monthly, which is composed of $7,800 from the Company and $7,800 from the Bank.  Directors do not receive fees for committee memberships or attendance at committee meetings, except for selected Chair of Committees as noted below.

The Committee reviewed the board compensation package for 2008.  Utilizing industry information from Clark Consulting, Inc., additional fees were established for the individuals serving as the Chairperson for the Committees of Audit, Compensation and Executive.  During fiscal year 2008, the Chairman of the Audit Committee received an additional fee in the amount of $500.00 monthly.  The Chairman of the Executive Committee and the Chairman of the Compensation Committee each received an additional fee in the amount of $250.00 monthly.

Directors can participate in the Company’s Restricted Stock Plan, 1998 Stock Option Plan, 2000 Stock Compensation Plan, 2001 Stock Compensation Plan and the 2004 Stock Option Plan as described below.  Grants of stock awards and options that are issued to directors under these plans vest at the rate of 20% one year after the date of award or grant and 20% annually thereafter and become immediately 100% vested upon death, disability, or termination of service following a change in control as defined in the respective plan.  During fiscal year 2008, there were 2,500 option awards granted to each director, with the exception of Mr. Burke, who was granted 10,000 option awards.

The following table sets forth information with respect to the compensation received in fiscal years 2008 and 2007 for serving as a director of the Company and the Bank.

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total Compensa-tion ($)
Don Gibson	2008	$18,600	$-	$1,082	$-	$-	$-	$19,682
	2007	15,600	-	1,179	-	-	-	16,779
Jack Barham	2008	15,600	-	917	-	-	-	16,517
	2007	15,600	-	-	-	-	-	15,600
James Batten	2008	21,600	-	16,492	-	-	-	38,092
	2007	15,600	-	10,426	-	-	-	26,026
Kurt Hellweg	2008	15,600	-	917	-	-	-	16,517
	2007	15,600	-	-	-	-	-	15,600
Gregory Ostergren	2008	18,600	-	917	-	-	-	19,517
	2007	15,600	-	-	-	-	-	15,600
Tim Rosenbury	2008	15,600	-	2,439	-	-	-	18,039
	2007	15,600	-	2,697	-	-	-	18,297
James Sivils	2008	15,600	-	2,439	-	-	-	18,039
	2007	15,600	-	2,697	-	-	-	18,297
John Griesemer	2008	9,100	-	-	-	-	-	9,100
Wayne Barnes	2008	6,500	-	-	-	-	-	6,500
	2007	15,600	-	-	-	-	-	15,600

(1)
This column represents those amounts recognized as compensation expense in the Company’s 2007 financial statements contained in the Annual Report on Form 10-K, for the periods indicated, in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS 123R”) and includes compensation cost recognized in the financial statements with respect to awards granted in previous years. In conjunction with the provisions of SFAS 123R, the Company amortizes compensation expense for the grant date fair value of options awards evenly over the vesting period under the straight-line method.  The fair value of these awards has been determined using the Black-Scholes pricing model based on the assumptions set forth in Note 12 (Employee Benefit Plans) of the Company’s Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008.

Indebtedness of Management and Directors and Transactions with Certain Related Persons

Loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.  The Bank, like other financial institutions, provides loans to its officers, directors, and employees to purchase or refinance personal residences as well as consumer loans.  As an additional benefit to eligible Bank directors and employees, the Bank offers an employee mortgage loan program (the “Loan Program”).  The Loan Program provides mortgage loans at favorable interest rates, namely a one-year adjustable rate mortgage priced at the Bank’s cost of funds.  The purpose of the loan must be to purchase or refinance a primary or secondary residence (i.e., no investment properties).  All full-time employees that have completed the 30-day probation period are eligible to participate in this loan program.  Underwriting includes standard application and financial disclosures, which must qualify to standard secondary market requirements.  Borrower is responsible for all third party closing costs.  Payments must be automatically deducted from an account maintained at the Bank and tax and insurance escrows are required.  The index rate is the Bank’s all-in cost of funds.  The index will be the last month-end calculation within 45 days prior to closing.  The maximum adjustment per year is 2% with a 6% lifetime maximum.  Each loan has up to a 30-year note/amortization.  If borrower’s employment is terminated for any reason, the rate and term converts immediately to the Bank’s current secondary market one-year ARM product.  Other than the interest rate with respect to the Loan Program, all loans provided under the Loan Program and any other loans provided to directors and executive officers have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management of the Company, do not involve more that the normal risk of collectability or present other unfavorable features.

No Directors, Executive Officers or their affiliates had aggregate indebtedness to the Company or the Bank on below market rate loans exceeding the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year end for the last completed fiscal year, at any time since January 1, 2008 except as noted in the following table.

Name	Position	Date of Loan	Largest Amount Outstanding Since 01/01/08	Balance as of 2/28/09	Interest Rate at 2/28/09	Type

James R. Batten	Director	10/27/08	$535,000	$532,095	2.70%	HomeMortgage
Jack L. Barham	Director	03/21/08	$137,994	-0-		Home Mortgage
Shaun A. Burke	President, CEO and Director	09/22/04	$447,346	$435,997	3.25%	Home Mortgage
Don Gibson	Director	09/12/08	$185,000	$183,659	2.70%	Home Mortgage
Kurt D. Hellweg	Director	08/14/08	$984,000	$975,149	2.75%	Home Mortgage
Carter M. Peters	EVP, CFO-COO	06/09/08	$549,600	$543,088	3.13%	Home Mortgage
Gregory V. Ostergren	Director	02/02/06	$290,693	$284,635	4.12%	Home Mortgage
George Timothy Rosenbury	Director	06/19/08	$260,800	$254,474	3.13%	Home Mortgage
James L. Sivils, III	Director	03/17/06	$303,944	$297,441	3.88%	Home Mortgage
James L. Sivils, III	Director	09/23/04	$447,524	-0-		HomeMortgage
James L. Sivils, III	Director	06/30/08	$543,000	-0-		Home Mortgage

SECOND PROPOSAL
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

As a participant in the TARP Capital Purchase Program, we are required under the ARRA to include in this Proxy Statement and to present to the stockholders at the Annual Meeting, a non-binding proposal to approve the compensation of our executives, as disclosed in this Proxy Statement, pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission.  This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement.  The proposal will be presented at the Annual Meeting in the form of the following resolution:

Proposal

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, and the compensation tables (together with the accompanying narrative disclosure) and related material in the Company’s Proxy Statement for the Annual Meeting.

Vote Required and Effect of Proposal

Approval of the Second Proposal requires the affirmative vote of the majority of shares common stock present in person or by proxy and entitled to vote.  As provided under the ARRA, this vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or as creating or implying any additional fiduciary duty of the Board.  Further, the vote shall not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the proposal on executive compensation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is composed of four directors.  The Board has determined that each of these directors is independent under the Marketplace Rules of Nasdaq.  In particular, each of these directors is independent as defined under Rule 4200(a)(15) and Rule 4350(d)(2)(A)(ii).  The Board has also determined that Mr. Batten qualifies as an Audit Committee Financial Expert as defined by the rules and regulations of the Securities and Exchange Commission (the “SEC”).  Only this paragraph of the Report of the Audit Committee shall be incorporated by reference into the Company’s Annual Report on form 10-K filed with the SEC under the Exchange Act, notwithstanding the incorporation by reference of this Report of the Audit Committee into such filing.

The primary duties and responsibilities of the Audit Committee are to (i) monitor the Company’s financial reporting process and systems of internal control, (ii) monitor the independence and performance of the Company’s independent registered public accounting firm and internal auditors, and (iii) assure that management, the Board of Directors, the outsourced internal auditors and the independent auditors have the opportunity to communicate with one another.

The Committee has reviewed and discussed the audited consolidated financial statements with management and has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has also received the written disclosures and the letter from BKD, LLP, the Company’s independent registered public accounting firm, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with the independent registered public accounting firm that firm’s independence.  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

Based upon the Audit Committee’s discussions and review described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

THE AUDIT COMMITTEE
James R. Batten	Kurt D. Hellweg
James L. Sivils, III	Tim Rosenbury

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During the calendar year ended December 31, 2008 and December 31, 2007, BKD, LLP, the Company’s independent registered public accounting firm during these periods, provided various audit, audit related and non-audit services, including tax, to the Company.  Set forth below are the aggregate fees billed for these services during these periods and a brief description of such services:

(a)
Audit fees:  Aggregate fees billed for professional services rendered for the audits of the Company’s financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q were $102,025 for the calendar year December 31, 2008 and $94,845 for the calendar year ended December 31, 2007.

(b)
Audit-related fees:  Aggregate fees billed for assurance and related services rendered and consultation on accounting matters not otherwise reported in (a) above were $6,135 for the calendar year ended December 31, 2008 and $7,490 for the calendar year ended December 31, 2007.

(c)
Tax fees:  Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax planning were $15,810 for the calendar year ended December 31, 2008 and $15,220 for the calendar year ended December 31, 2007.

(d)
All other fees:  Aggregate fees billed for all other professional services, including compliance work, and ESOP and 401(k) plan administration, were $12,600 for the calendar year ended December 31, 2008, and $9,710 for the calendar year ended December 31, 2007.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by BKD, LLP and the estimated fees for these services.  There are no other specific policies or procedures relating to the pre-approval of services performed by BKD, LLP.  The Audit Committee considered whether the audit and non-audit services rendered by BKD, LLP were compatible with maintaining BKD, LLP’s independence as auditors of our financial statements.

THIRD PROPOSAL:  RATIFICATION OF BKD, LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm for the period ended December 31, 2008 for the Company and its subsidiary, the Bank, was BKD, LLP.  In accordance with its charter, the Audit Committee has selected and appointed BKD, LLP to continue as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.  As part of good corporate practice, the Audit Committee and the Company’s Board of Directors are requesting that its stockholders ratify such appointment.  The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal.  If the stockholders do not ratify the appointment, however, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain BKD, LLP or to appoint another independent registered public accounting firm.

A representative of BKD, LLP will be present at the Annual Meeting.  The representative will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

The Board of Directors of the Company unanimously recommends that the stockholders vote FOR the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form that are received from stockholders will be voted in respect thereof in the discretion of the persons named in the accompanying proxy.  If the Company did not have notice of a matter on or before April 26, 2009, it is expected that the persons named in the accompanying proxy will exercise discretionary authority when voting on that matter.

It is anticipated that the Company’s annual report to stockholders for the period ended December 31, 2008, including financial statements, will be mailed on April 24, 2009, together with this proxy statement, to all stockholders of record as of the Record Date.  Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of the Company at the Company’s address as provided at the end of the next section of this proxy statement.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive offices at 1341 W. Battlefield, Springfield, Missouri 65807-4181, no later than December 26, 2009.

In the event the Company receives notice of a stockholder proposal to take action at next year’s annual meeting of stockholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in their discretion if notice of such proposal is received at the Company’s main office between 60 days and 30 days prior to the meeting.  If next year’s annual meeting is held on May 26, 2010, then stockholder proposals would have to be delivered to the Company between March 26, 2010 and April 26, 2010.  The Company’s Certificate of Incorporation provides that if notice of a stockholder proposal to take action at next year’s annual meeting is not received at the Company’s main office between 60 days and 30 days prior to the meeting, the proposal will not be eligible for presentation at that meeting.  However, if less than 31 days’ notice of the annual meeting is provided, a stockholder’s proposal would have to be received no later than 10 days after notice was mailed to the stockholders by the Company for that meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS) FOR THE PERIOD ENDED DECEMBER 31, 2008, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO E. LORENE THOMAS, SECRETARY, GUARANTY FEDERAL BANCSHARES, INC., 1341 WEST BATTLEFIELD, SPRINGFIELD, MISSOURI 65807-4181.

Dated: April 24, 2009

APPENDIX A

Guaranty Federal Bancshares, Inc. and Subsidiaries
Audit Committee Charter

Audit Committee Purpose
The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities.  The Audit Committee’s primary duties and responsibilities are to:
o
Monitor the integrity of the Guaranty Federal Bancshares, Inc. and its subsidiaries’ (the “Company”) accounting and financial reporting processes and systems of internal controls regarding finance, accounting, and legal compliance;

o	Monitor the audits of the Company’s financial statements;
o	Monitor the independence and performance of the Company’s independent auditors, the Internal Audit function and Risk Management; and
o	Provide an avenue of communication among management, the independent auditors, the internal auditors, and the Board of Directors.

The Audit committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent and internal auditors, as well as anyone in the organization.  The Audit Committee has the authority to retain, at the Company’s expense, independent legal, accounting, or other consultants and experts it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings
Audit Committee members shall meet the requirements of the National Market of The Nasdaq Stock Market, Inc.  The Audit Committee shall be comprised of all of the non-employee members of the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of their independent judgment.  All members of the Committee (i) shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, (ii) shall not have participated in the preparation of the Company’s financial statements at any time during the past three years, and (iii) at least one member of the Committee shall have accounting or related financial management experience necessary to comply with the “audit committee financial expert” requirement under the Sarbanes-Oxley Act of 2002 (the “Act”).  The “audit committee financial expert” must have all of the following attributes:
o	An understanding of generally accepted accounting principles and financial statements;
o	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;
o
Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

o	An understanding of internal controls over financial reporting; and
o	An understanding of audit committee functions.

Beginning with the fiscal year ending December 31, 2003, the Company will have to disclose the expert’s name in its Annual Report on Form 10-K.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate.  The Audit Committee chairperson shall prepare and/or approve an agenda in advance of each meeting.  The Committee may meet privately in executive session at least annually with each of the following:
o	Management,
o	The Internal Auditor and/or other members of the Internal Audit or Risk Management departments,
o	A representative of the independent auditors, and
o	As a committee to discuss any matters that the Committee or any of these groups believe should be discussed.
o	The committee may also meet separately with regulatory examiners.

Guaranty Federal Bancshares, Inc.
Audit Committee Charter

In addition, the Committee, or at least its Chair, shall meet with management and the independent auditor’s quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

Audit Committee Independence
Audit committee members are required to meet the NASDAQ definition of independence.  In addition:
o
Audit committee members may not directly or indirectly receive any compensation (whether consulting, advisory or other compensatory fees) from the Company except for board or committee service, in accordance with the Act, and

o	Audit committee members may not be an “affiliated” (as defined in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) person of the Company.

Audit Committee Responsibilities and Duties
Review Procedures
o
Review and reassess the adequacy of this Charter at least annually.  Submit this charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

o
Review the Company’s annual audited financial statements prior to filing or distribution.  This review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgments.

o
In consultation with the management, the independent auditors, and the Internal Auditor, consider the integrity of the Company’s financial reporting processes and controls.  Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.  Review significant findings prepared by the independent auditors and the internal audit function, together with management’s responses.

o
Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution.  Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.  The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
o
The independent auditors are ultimately accountable to the Audit Committee, and the independent auditors must report directly to the Audit Committee.  The Audit Committee shall review the independence and performance of the auditors and annually appoint or discharge the independent auditors as circumstances warrant.

o
Approve the fees and other significant compensation to be paid to the independent auditors.  The Company shall provide the appropriate funding, as determined by the Audit Committee, for payment of fees paid to independent auditors, compensation paid to advisors employed by the Audit Committee and the ordinary administrative expenses of the Audit Committee that the Audit Committee deems necessary in carrying out its duties.

o
On an annual basis, the Committee shall receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.  The Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence and objectivity.

o	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and the internal audit and general audit approach.
o
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.  Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

o	Consider the independent auditors’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.
o	Approve in advance any permissible non-audit services and fees.

Guaranty Federal Bancshares, Inc.
Audit Committee Charter

Internal Audit Function
o
Review with management and internal audit the charter, plans, scope, activities, staffing, organizational structure and qualifications of the internal audit function, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee.

o
Review the appointment, performance and replacement of the Internal Auditor.  Decisions regarding hiring or termination of the Internal Auditor will require endorsement by the Committee.  The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the Internal Auditor.

o	Review significant reports prepared by the internal auditors together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities
o
Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  Such procedures have been established by the Committee and are set forth in the Corporation’s Code of Business Conduct and Ethics.

o
On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators of governmental agencies.

o	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.
o	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.
o	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.
o	Approve all related party transactions which would require disclosure in the Company’s proxy.

Oversight of System of Internal Controls Effectiveness
o
Review and discuss with management, internal audit and the independent auditor management’s plan for establishing and maintaining internal controls, the framework used to evaluate its control structure and management’s subsequent assessment of the effectiveness of the internal controls.

o
Review and discuss with management, internal audit and the independent auditor disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other team members who have a significant role in the Company’s internal controls.

o
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material or significant control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

o
Review and discuss with management (including the Internal Auditor) and the independent auditor the Company’s internal controls report and the independent auditors attestation of the report prior to the filing of the Company’s Form 10-K.

Guaranty Federal Bancshares, Inc.
Audit Committee Charter

Audit Committee Financial Expert Disclosure Requirements

Please complete the following questionnaire and return to the Chairman of the Audit Committee

In order to comply with the Sarbanes-Oxley Act of 2002, the audit committee must have a “financial expert” with the following attributes and experience:

________            I have an understanding of generally accepted accounting principles and financial statements.

________            I have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Guaranty Federal Bancshares, Inc.’s financial statements, or experience actively supervising one or more persons engaged in such activities.

________            I have an understanding of internal controls over financial reporting.

________            I have an understanding of audit committee functions.

________            I have education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions.

________            I have experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions.

________            I have experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

________            I have other relevant experience.  Please describe.

Signed  _____

Date      _____

[FORM OF PROXY]

REVOCABLE PROXY

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE PROXY

GUARANTY FEDERAL BANCSHARES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 26, 2009

The undersigned hereby appoints the Board of Directors of Guaranty Federal Bancshares, Inc. (the “Company”), or each of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”), to be held at the Guaranty Bank Operations Center, 1414 W. Elfindale Street, Springfield, Missouri, on Tuesday, May 26, 2009, at 6:00 p.m. local time and at any and all adjournments thereof, in the following manner: (Please be sure to sign and date this Proxy below. All joint holders should sign.)

Date

Stockholder Signature

Stockholder Co-holder (if any)

1.             The election as directors of all nominees listed and the terms indicated (except as marked to the contrary below):
Three Year Terms:	James R. Batten
Shaun A. Burke
Kurt D. Hellweg
Two Year Term:	John F. Griesemer

FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT	☐

INSTRUCTION:  To withhold authority to vote for individual nominee(s), mark “For All Except” and write the name(s) in the space provided below.

2.             The advisory (non-binding) proposal on executive compensation.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.             The ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

FOR	☐	AGAINST	☐	ABSTAIN	☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” all of the above listed nominees and proposition 2 and 3.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Detach above card, sign, date and mail in postage paid envelope provided.

GUARANTY FEDERAL BANCSHARES, INC.

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after written notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of the stockholder’s decision to terminate this Proxy.  The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting of Stockholders, a Proxy Statement dated April 24, 2009, and an Annual Report to Shareholders for the period ended December 31, 2008.

Please sign exactly as your name appears on this Proxy.  When signing as attorney, executor, administrator, trustee, guardian, or any other representative capacity, please give full title.  If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.